Exhibit 10.2

THIS NOTE IS ISSUED IN EXCHANGE FOR (WITHOUT ANY ADDITIONAL CASH OR PROPERTY CONSIDERATION) THE SECURED CONVERTIBLE PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $1,252,000.00 ORIGINALLY ISSUED BY BORROWER (AS DEFINED BELOW) AS OF JUNE 27, 2012.  FOR PURPOSES OF RULE 144, THE PARTIES INTEND THAT THIS NOTE BE DEEMED TO HAVE BEEN ISSUED ON JUNE 27, 2012.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

Exchange Date: December 17, 2014	U.S. $2,500,000.00

FOR VALUE RECEIVED, Cord Blood America, Inc., a Florida corporation (“Borrower”), promises to pay to Tonaquint, Inc., a Utah corporation, or its successors or assigns (“Lender”), $2,500,000.00 and any interest, fees, charges, and late fees on the date that is thirty-three (33) months after the Exchange Date (as defined below) (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (as defined below) at the rate of seven and one half percent (7.5%) per annum from the Exchange Date until the same is paid in full. This Secured Convertible Promissory Note (this “Note”) is made and entered into as of December 17, 2014, but is effective as of June 27, 2012. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Note is issued pursuant to that certain Settlement and Exchange Agreement dated December 17, 2014 (the “Exchange Date”), as the same may be amended from time to time (the “Exchange Agreement”), by and among Borrower, Lender, and St. George Investments LLC, a Utah limited liability company (formerly known as St George Investments LLC, an Illinois limited liability company), pursuant to which Lender exchanged a certain Convertible Promissory Note (as set forth above) for this Note, pursuant to Section 3(a)(9) of the 1933 Act. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1. Payment; Prepayment. Provided there remains any Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 7. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or otherwise in the manner set forth herein, as applicable. Lender shall provide its wire transfer instructions to Borrower within three (3) Trading Days after receiving a written request from Borrower that is delivered in compliance with Section 20 below; provided that, for the avoidance of doubt, Lender’s failure to comply with such covenant shall not alleviate, mitigate or obviate Borrower’s obligation to pay Installment Amounts as and when due hereunder.  Lender shall promptly provide any changes in its wiring instructions to Borrower. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, including without limitation Late Fees (as defined below), then to (c) accrued and unpaid interest, and thereafter, to (d) principal; provided that the foregoing application of payments shall be made on an installment payment by installment payment basis. For illustration purposes only, if Borrower fails to pay the Installment Amount that is due six (6) months from the Exchange Date (the “First Late Payment”) and also fails to pay the Installment Amount due on the date that is seven (7) months from the Exchange Date (the “Second Late Payment”), and for which Late Fees in the amount of $75,000.00 (the “First Late Payment Late Fees”) have accrued with respect to the First Late Payment and Late Fees in the amount of $15,000.00 (the “Second Late Payment Late Fees”) have accrued with respect to the Second Late Payment, and if Borrower pays to Lender the sum of $200,000.00 on the fifty-first (51st) day from the date the First Late Payment was due, then in such event such payment would be applied as follows (assuming for purposes of this example there are no attorneys’ fees, collection costs, or default interest owed with respect to either the First Late Payment or the Second Late Payment): first, $75,000.00 would be applied towards the First Late Payment Late Fees; second, $100,000.00 would be applied towards the First Late Payment (which would include the applicable principal and interest owed with respect to such payment); third, $15,000.00 would be applied towards the Second Late Payment Late Fees; and lastly, $10,000.00 would be applied towards the Second Late Payment (which would first be applied towards any interest associated with such Second Late Payment, and then to principal). Notwithstanding the foregoing or anything to the contrary herein, Borrower may, in its sole and absolute discretion, pay in cash all or any portion of the Outstanding Balance of this Note at any time. Any prepayment shall be applied to the next Installment Amount or Installment Amounts due under this Note.  Upon written request from Borrower that is delivered in accordance with Section 20 below, Lender shall deliver a written payoff amount, calculating and stating all amounts owed under this Note within three (3) Trading Days of Lender’s receipt of such a written request from Borrower; provided, however, that in the event Lender fails to deliver a written payoff amount to Borrower within such three (3) Trading Day period, Borrower’s exclusive remedy shall be that (a) the next Installment Amount or Installment Amounts due shall be deferred until the date that is two (2) Trading Days following the date Lender provides the written payoff amount (provided that, for the avoidance of doubt, any such deferrals in payment of Installment Amounts shall not alter or delay any Installment Date other than those that occur during a period where Lender has failed to deliver the payoff amount as set forth herein), and (b) no interest shall accrue on the amount Borrower seeks to prepay, for the period beginning on the fourth (4th) Trading Day following Lender’s receipt of such request until the day Lender delivers the written payoff amount to Borrower.

2. Security. This Note is secured by that certain Security Agreement dated June 27, 2012, as amended pursuant to that certain Amendment to Security Agreement (as defined in the Exchange Agreement) of even date herewith (as amended, the “Security Agreement”), executed by Borrower and encumbering Borrower’s assets, as specifically set forth in the Security Agreement. Borrower acknowledges that Lender filed UCC-1 Financing Statements (the “UCC-1 Filings”) with the Florida Secretary of State on or about June 29, 2012 and the Nevada Secretary of State on or about June 28, 2012 in order to perfect the security interests granted to it pursuant to the Security Agreement and agrees that, notwithstanding the fact that such UCC-1 Filings were made and the Security Agreement was entered into prior to the Exchange Date, it is Borrower’s intent that this Note is secured by such Security Agreement and that it relates back to such Security Agreement. It is the intent of Borrower and Lender that the security interest remains an unbroken and continuous security interest and lien position since the original date the Security Agreement was entered into and was perfected on the applicable dates of the UCC-1 Filings. In furtherance thereof, each of Borrower and Lender acknowledges, represents and warrants to the other that it has no knowledge of any facts or circumstances that would be inconsistent with such intent and position. Borrower and Lender each further agrees not to take a position contrary to the representations and warranties made in this Section 2 and to take such reasonable actions and execute such documents and agreements as the other may reasonably request from time to time in support of such position. This Note is further guaranteed by that certain Guaranty dated June 27, 2012, as amended pursuant to that certain Amendment to Guaranty (as defined in the Exchange Agreement) of even date herewith, executed by all of the Debtors (as defined in the Exchange Agreement) other than Borrower. Borrower further acknowledges and agrees that it believes that the fair market value of the collateral pledged through the Security Agreement exceeds the Outstanding Balance as of the Exchange Date, provided that Lender acknowledges that any breach of such representation shall not constitute a default under this Note and agrees not to bring any claim, suit or other action against Borrower as a result of any breach of such representation except as it relates to Lender’s protection of its interests in the event of Borrower’s bankruptcy.

3. Lender Optional Conversion.

3.1. Conversion Price. The conversion price for each Conversion (as defined below) (the “Conversion Price”) shall be 70% of the average of the three (3) lowest Closing Bid Prices of the Common Stock (as defined below) in the twenty (20) Trading Days immediately preceding the applicable Conversion.

3.2. Conversions. Lender has the right at any time after the Exchange Date until the Outstanding Balance has been paid in full, at its election and in its sole discretion, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Conversion Eligible Amount into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. For the avoidance of doubt, if the Conversion Eligible Amount is equal to $0.00, then Lender shall not have the right to convert any portion of the Outstanding Balance until Borrower has designated a Conversion Eligible Amount pursuant to the terms of Section 7.2 below. Additionally, if Lender has delivered a Conversion Notice (as defined below), together with all legal opinions and/or other documents reasonably required for issuance of Common Stock, to Borrower and Borrower has sufficient authorized and unissued shares of Common Stock available to satisfy the Conversion Notice, Borrower may not pay the Conversion Amount set forth in such Conversion Notice in cash, but instead shall be unconditionally obligated to deliver the applicable Conversion Shares in accordance with the terms of this Note. If Lender delivers a Conversion Notice, together with all legal opinions and/or other documents reasonably required for issuance of Common Stock, to Borrower and Borrower does not have sufficient authorized and unissued shares of Common Stock available to satisfy the Conversion Notice, Borrower may pay the applicable Conversion Amount in cash, provided that any cash paid to Lender pursuant to this sentence shall not be applied towards the next Installment Amount due under this Note, but instead shall merely reduce the Outstanding Balance as if Borrower delivered Conversion Shares to Lender in accordance with this Section 3.2. In furtherance of the foregoing, Borrower agrees to notify Lender of the number of authorized and unissued shares of Common Stock it has available within three (3) Trading Days of its receipt of a written request from Lender that is delivered in accordance with Section 20 below. Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below within three (3) Trading Days of Lender’s delivery of the Conversion Notice to Borrower. For the avoidance of doubt, the Conversion Amount shall not be subtracted from the Outstanding Balance unless and until Lender has received the applicable Conversion Shares as set forth herein. Notwithstanding the foregoing, if Borrower fails to deliver Conversion Shares to Lender as and when required hereunder, Lender may, at any time prior to its receipt of the applicable Conversion Shares, cancel such Conversion by delivering written notice thereof to Borrower, in which event any Event of Default that may have occurred as a result of Borrower’s failure to deliver Conversion Shares shall be deemed to have been cured as of the date Borrower receives such notice and Borrower shall have no further obligation to deliver the applicable Conversion Shares; provided that, for the avoidance of doubt, all Late Fees that may have accrued prior to the date such Event of Default is deemed to have been cured shall remain payable to Lender pursuant to the terms of this Note.

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (i) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares in accordance with the terms hereof; or (iii) Borrower shall default or otherwise materially fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Settlement Document (as defined in the Exchange Agreement), other than those specifically set forth in the last sentence of Section 2 and this Section 4.1, in any material respect and which has a material adverse effect on Lender; or (iv) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein or in any Settlement Document shall be false in any material respect when made or furnished, and such false representation or warranty results in a material adverse effect to Lender.

4.2. Cure Rights. If an Event of Default occurs that, if not cured, would be a Payment Default, the default may be cured (and no Payment Default will have occurred) if Borrower cures the default within ninety (90) days of the date Lender delivers notice of such default to Borrower (the “Default Notice Date,” and such ninety (90) day period, the “Payment Default Cure Period”); provided that, for the avoidance of doubt, the Late Fees described in Section 9 below shall accrue during the cure period until such payment of the applicable Installment Amount or delivery of the applicable Conversion Shares has been made in full and all such Late Fees that accrue hereunder must be paid in full together with the payment in full of the applicable Installment Amount or delivery of all applicable Conversion Shares in order for such Payment Default to be cured for purposes hereof. Additionally, if an Event of Default occurs that, if not cured, would be an Event of Default pursuant to Sections 4.1(iii) or (iv), and such Event of Default is curable, the default may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default (which cure must include, for the avoidance of doubt, payment of all Default Interest (as defined below) that accrues following the Default Notice Date), either (i) cures the default within thirty (30) days of the applicable Default Notice Date, or (b) if the cure requires more than thirty (30) days, promptly initiates steps to cure the default and thereafter exercises its best efforts to diligently continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practicable; provided that, and for the avoidance of doubt, Default Interest shall begin to accrue on the applicable Default Notice Date and shall continue to accrue until the applicable event is cured, even if it is cured prior to the conclusion of the foregoing thirty (30) day cure period.  Default Interest (as defined below) and Late Fees, including the Late Fees described in Section 9, shall not accrue unless and until after Lender has delivered a written notice of default to Borrower and, Default Interest shall not continue to accrue after the Event of Default has been cured.

4.3. Remedies. Upon the occurrence of any Event of Default, Lender shall have the right to deliver written notice thereof via email or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to Borrower. At any time and from time to time after Borrower’s receipt of an Event of Default Notice describing a Payment Default that, for the avoidance of doubt, was not cured within the Payment Default Cure Period, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). For the avoidance of doubt, Lender’s optional acceleration right set forth in the foregoing sentence shall only apply with respect to Payment Defaults that are not cured within the Payment Default Cure Period and not to any other Event of Default hereunder.  The “Mandatory Default Amount” means an amount equal to (i) the Outstanding Balance as of the date of acceleration (which Outstanding Balance, for the avoidance of doubt, will include all Late Fees that accrue until any applicable Payment Default is cured) multiplied by (ii) two hundred fifty percent (250%). At any time following the occurrence of an Event of Default that, if not cured within the timeframe set forth in Section 4.2 above, would constitute an Event of Default other than a Payment

Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable event occurred (notwithstanding any cure rights hereunder) and continuing until such event is cured, at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with any acceleration consistent with and under the terms set forth herein and except as otherwise set forth in the Confession of Judgment and/or any of the other Settlement Documents, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Default Interest and Late Fees, including the Late Fees described in Section 9, shall not accrue unless and until after Lender has delivered an Event of Default Notice to Borrower and Late Fees and Default Interest shall not continue to accrue after the Event of Default has been cured.  Any acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and, assuming any Event of Default is not cured, Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.3. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of this Note as required pursuant to the terms hereof.

4.4. Judgment by Confession. As set forth in the Exchange Agreement, together with its execution of this Note, Borrower has executed a Consent to Entry of Judgment by Confession (the “Confession”) for the benefit of Lender. As set forth in the Confession, at any time following the occurrence of a Payment Default that, for the avoidance of doubt, is not cured within the Payment Default Cure Period, Lender may file the Confession in its reasonable discretion in the amount of the Mandatory Default Amount. In addition, default interest at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law shall accrue on the Outstanding Balance from the date that is five (5) Trading Days after the Confession is filed until the full Outstanding Balance, as increased pursuant to Section 4.3 above (including, without limitation, the increase to the Mandatory Default Amount), is paid.

4.5. Relief From Stay. Upon (i)(a) Borrower’s voluntarily filing of a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign), or (i)(b) an involuntary bankruptcy or insolvency proceeding being commenced or filed against Borrower, and (ii)(a) Borrower failing to make any payment or deliver any Conversion Shares when due hereunder or (ii)(b) an order by the Bankruptcy Court that materially impairs Lender’s security interest in the collateral described in the Security Agreement, Borrower hereby consents to immediate relief from any stay or prohibition on foreclosure, including but not limited to the automatic stay arising under Section 362 of the US Bankruptcy Code (11 U.S.C. 362) or similar provision, and shall not take any action either directly or indirectly to dispute or otherwise contest Lender’s absolute and immediate right to stay relief in any bankruptcy or similar proceeding.  Borrower’s consent to stay relief in this Section 4.5 is a material inducement for Lender under this Note.

4.6. Cooperation in Bankruptcy. Borrower and Lender acknowledge that it is their intent that Borrower’s obligations under this Note and the other Settlement Documents and Lender’s rights and remedies under this Note and the other Settlement Documents shall remain in place and be enforceable to the maximum extent permitted by law during any bankruptcy proceedings Borrower may undertake, whether via its voluntary filing of a petition for relief under any bankruptcy, insolvency or similar law or via an involuntary bankruptcy or insolvency proceeding commenced or filed against Borrower (“Bankruptcy Proceedings”). In furtherance thereof, to the fullest extent allowable by law, Borrower covenants and agrees to not use bankruptcy as a mechanism, tool or means to terminate, eliminate, minimize, alter, modify, or circumvent its obligations under this Note or any other Settlement Document or any rights or remedies of Lender hereunder or under any other Settlement Document.  Borrower further agrees to provide its good faith cooperation in assisting and enabling Lender to enforce its rights and remedies under the Settlement Documents during any Bankruptcy Proceedings and will not take a contrary position to the intent of the parties expressed in this Section 4.6.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Borrower Installments.

7.1. Installment Payments. Beginning on the date that is four (4) months after the Exchange Date and on the same day of each month thereafter until the Maturity Date, unless paid in full prior to the Maturity Date (each, an “Installment Date”), Borrower shall pay to Lender the applicable Installment Amount, as the same may be reduced pursuant to Section 7.2 below, due on such date. Payments of each Installment Amount must be made in cash, which must be delivered to Lender on or before the applicable Installment Date. Borrower may pay any Installment Amount prior to its being due, without penalty.

7.2. Designation of Conversion Eligible Amount. Notwithstanding Borrower’s obligations set forth in Section 7.1 above, for each Installment Date Borrower may elect to designate all or any portion of the Installment Amount then due to be deemed to be a Conversion Eligible Amount by delivering written notice via email or reputable overnight courier (with next day delivery specified) of such election to Lender on or before the applicable Installment Date; provided that the total Conversion Eligible Amount at any given time may not exceed the Conversion Eligible Amount Cap without Lender’s prior written consent and Borrower may not designate any portion of any Installment Amount as a Conversion Eligible Amount during any period where (i) Lender has delivered a Conversion Notice to Borrower and Lender has not yet received the Conversion Shares associated with such Conversion Notice, or (ii) the Conversion Eligible Amount is equal to the Conversion Eligible Amount Cap. In the event Borrower designates any portion of any Installment Amount as a Conversion Eligible Amount, the applicable Installment Amount shall be reduced by an amount equal to the portion thereof designated as a Conversion Eligible Amount. Any portion of any Installment Amount not designated by Borrower as a Conversion Eligible Amount in a writing delivered to Lender on or prior to the applicable Installment Date shall be payable in cash in accordance with Section 7.1 above. For the avoidance of doubt, the Conversion Eligible Amount shall continue to be included in and be deemed to be a part of the Outstanding Balance for all purposes hereunder unless and until such amount is either paid in cash by Borrower or converted into Common Stock by Lender pursuant to Section 3 above. Nothing herein shall prevent Borrower from paying the Conversion Eligible Amount in cash, provided that, for the avoidance of doubt, all prepayments under this Note shall be applied in the manner described in Section 1 above and no prepayments of cash shall reduce the Conversion Eligible Amount until the Outstanding Balance is equal to or less than the Conversion Eligible Amount.

8. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the date of delivery of a Conversion Notice, together with all legal opinions and/or other documents reasonably required for issuance of Common Stock (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender. Each of Borrower and Lender acknowledge that Borrower is not DWAC Eligible as of the Effective Date. If Borrower continues to not be DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower shall have met its obligation to deliver Conversion Shares by the Delivery Date (i) if Borrower is DWAC Eligible, Lender or its broker, as applicable, has actually received the applicable Conversion Shares no later than close of business on or before the applicable Delivery Date, or (ii) if Borrower is not then DWAC Eligible, Borrower sends the Conversion Shares to Lender or its broker, as applicable, via a reputable overnight carrier (and provides a tracking number to Lender with respect to such mailing) on or before the second (2nd) Trading Day following the date of delivery of the applicable Conversion Notice. If Lender or its broker has not received any applicable certificate on or before the fourth (4th) Trading Day following the date of delivery of the applicable Conversion Notice, Lender shall have the right to require Borrower to cancel the certificate that was previously mailed and to deliver a new certificate for the applicable Conversion Shares, which new certificate must be delivered via a reputable overnight carrier (with the tracking number provided to Lender) within two (2) Trading Days of Lender’s request, that is delivered in accordance with Section 20 below, for cancellation. All Conversion Shares delivered hereunder must be Free Trading upon delivery thereof to Lender and any such shares that are not Free Trading shall not be deemed to have been delivered to Lender until such shares become Free Trading, unless such shares are not Free Trading due to actions by Lender or through no fault of Borrower.

9. Conversion and Payment Delays. Notwithstanding Borrower’s cure rights with respect to Payment Defaults set forth in Section 4.2 above, for each failure to deliver Conversion Shares when due or for any failure to pay any Installment Amount when due, late fees equal to the following amounts shall be assessed and automatically added to the Outstanding Balance for each day beginning on the day following the applicable Default Notice Date and ending on the date the applicable Installment Amount is paid in full or the applicable Conversion Shares are delivered in full (inclusive of such date): (a) $500 per day will be assessed for each of the first ten (10) days after the applicable Default Notice Date, provided the late fees applicable pursuant to this subsection (a) will not be charged for the first two (2) defaults that would otherwise cause such late fees to apply, (b) $1,000 per day will be assessed for each day beginning with the eleventh (11th) day following the applicable Default Notice Date and ending on the twentieth (20th) day after the Default Notice Date (inclusive of such day), and (c) $2,000.00 per day for each day beginning on the twenty-first (21st) day after the Default Notice Date and continuing until the date (inclusive of such date) the applicable Installment Amount is paid in full or the applicable Conversion Shares are delivered in full, but in any event such late fees shall stop accruing after the ninetieth (90th) day following the applicable Default Notice Date (such fees, the “Late Fees”). For the avoidance of doubt, the Late Fees set forth in clauses (b) and (c) of the foregoing sentence will be charged for all defaults that cause Late Fees to accrue, including without limitation the first two (2) such events for which the Late Fees set forth in clause (a) of the foregoing sentence do not accrue. Moreover, Borrower acknowledges that the Late Fees will be charged in full (with no reductions for partial payments or cures) until the applicable Installment Amount is paid in full or the applicable Conversion Shares are delivered in full, even if Borrower makes a partial payment of such amount or a partial delivery of such shares.

10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Settlement Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Settlement Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. In order to assist Borrower with its compliance with the foregoing covenant, Lender shall clearly indicate on any Conversion Notice or other request for shares delivered to Borrower the number of shares of Common Stock it beneficially owns as of the date of such request and Lender agrees that Borrower shall be entitled to rely on the number of shares of Common Stock Lender indicates it owns as of the date of such Conversion Notice or request. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended. The shares of Common Stock that Borrower would have issued to Lender but for the obligation not to exceed the Maximum Percentage are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares, if any, for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall promptly issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. By written notice to Borrower, Lender may increase or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.  For the avoidance of doubt, the “Ownership Limitation Shares” only include common stock shares equal to the Conversion Eligible Amount as designated by Borrower that would have exceeded the Maximum Percentage.

11. Attorneys’ Fees. In the event of any dispute relating to this Note or to the subject matter hereof, the prevailing party shall be entitled to collect from the other party any and all reasonable costs (including attorneys’ fees) incurred by the prevailing party in connection with such dispute.  Such relief shall be in addition to any other relief to which the prevailing party is entitled.

12. Opinion of Counsel. In the reasonable discretion of Borrower, Borrower may require Lender to provide an opinion of counsel relating to, among other things, a Conversion or the issuance of Conversion Shares.  In the event that an opinion of counsel is required of Lender or otherwise, Lender has the right to have any such opinion provided by its counsel.

13. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Exchange Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14. Calculation Disputes. In the case of a dispute as to any arithmetic calculation hereunder (collectively, “Calculations”), Borrower or Lender (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via email with confirmation of receipt (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Borrower or Lender (as the case may be) or (b) if no notice gave rise to such dispute, at any time after Lender or Borrower learned of the circumstances giving rise to such dispute. If Lender and Borrower are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to Borrower or Lender (as the case may be), then Borrower shall, within two (2) Trading Days, submit via email the disputed Calculation to Patrick Kilbourne, or if Mr. Kilbourne is unable or unwilling to serve as an expert in such dispute,

Borrower shall, within two (2) Trading Days of Borrower and Lender learning that Mr. Kilbourne is unable or unwilling to serve as an expert in such dispute, deliver the names of three (3) experts to Lender that it proposes to use to resolve such dispute and Lender shall, within two (2) Trading Days of its receipt of such names, select one (1) expert from such list to resolve the dispute, and if that expert is unable or unwilling to resolve the applicable dispute, Borrower and Lender shall continue to follow such process until an expert is retained (the “Third Party Expert”), and, to the extent the disputed Calculation relates to the number of Conversion Shares deliverable to Lender, Borrower shall also deliver to Lender (in the manner described in Section 8 above) the number of Conversion Shares deliverable to Lender using Borrower’s Calculation (for the avoidance of doubt, Borrower’s failure to deliver Conversion Shares to Lender in accordance with this clause shall be an Event of Default pursuant to Section 4.1(ii), subject to the cure rights for such an Event of Default set forth in Section 4.2 as well as payment of Late Fees set forth in Section 9). Borrower shall cause the Third Party Expert to perform the determinations or calculations (as the case may be) and notify Borrower and Lender of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). The Third Party Expert’s determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. The Third Party Expert’s fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by the Third Party Expert. In addition, if the dispute relates to the number of Conversion Shares deliverable to Lender and Borrower’s Calculation is incorrect (or, if both parties are incorrect, Borrower’s Calculation is the furthest from the correct Calculation), Borrower shall within two (2) Trading Days of the Third Party Expert’s determination of the Calculation deliver to Lender (in the manner described in Section 8 above) a number of Conversion Shares equal to two (2) times the difference between the number of Conversion Shares Borrower previously delivered to Lender with respect to the disputed Calculation and the number of Conversion Shares Borrower is required to deliver to Lender based on the Third Party Expert’s final determination of the applicable Calculation.

15. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.  Within ten (10) days after repayment or conversion of the entire Outstanding Balance, Lender will provide written notice that this Note has been canceled and repaid in full.  At that same time, Lender will give notice and file a withdrawal of its UCC-1 Filing and security interest as set forth in the Security Agreement.

16. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

17. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note, any shares of Common Stock issued upon conversion of this Note, and all rights under the Exchange Agreement or any other Settlement Document, as the same may be amended from time to time hereafter, may be offered, sold, assigned or transferred by Lender without the consent of Borrower.  Lender shall give notice of any such assignment or transfer within five (5) Trading Days.

18. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

19. Force Majeure.  No party shall be liable or responsible to the other party, nor be deemed to have defaulted under or breached this Note, for any failure or delay in fulfilling or performing any term of this Note, when and to the extent such failure or delay is caused by or results from acts beyond the impacted party’s (“Impacted Party”) control, including, without limitation, the following force majeure events (“Force Majeure Events”): (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest;

(d) government order or law; (e) actions, embargoes or blockades in effect on or after the Exchange Date; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, labor stoppages or slowdowns or other industrial disturbances; and (i) shortage of adequate power or transportation facilities. The Impacted Party shall give notice within five (5) Trading Days of the Force Majeure Event to the other party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Notwithstanding the foregoing, the provisions of this Section 19 shall only apply to Borrower’s obligations to pay Installment Amounts to Lender hereunder to the extent any applicable Force Majeure Event prevents Borrower from being able to pay any applicable Installment Amount to Lender.

20. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Exchange Agreement titled “Notices.”

21. Waiver of Jury Trial. EACH PARTY TO THIS NOTE IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER SETTLEMENT DOCUMENTS BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

22. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Exchange Date.

BORROWER:

Cord Blood America, Inc.

By:	/s/ Joseph R. Vicente
Name:	Joseph R. Vicente
Title:	President

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Tonaquint, Inc.

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion Eligible Amount” means the aggregate of any portion of the Outstanding Balance designated by Borrower as a Conversion Eligible Amount pursuant to Section 7.2 above, less the aggregate of such amounts that Lender actually converts pursuant to Section 3 above.

A3. “Conversion Eligible Amount Cap” means that the Conversion Eligible Amount shall not exceed $100,000.00 at any given time.

A4. “DTC” means the Depository Trust Company.

A5. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A6. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

A7. “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

A8. “DWAC Eligible” means that (i) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) Borrower has been approved (without revocation) by the DTC’s underwriting department, (iii) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC; (v) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (vi) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A9. “Free Trading” means that (a) the shares or certificate(s) representing the applicable shares of Common Stock are available for resale pursuant to the applicable federal and state securities laws.

A10. “Installment Amount” means $100,000.00; provided, however, that, if the remaining amount owing under this Note as of the applicable Installment Date is less than $100,000.00, then the Installment Amount for such Installment Date (and only such Installment Amount) shall be reduced (and only reduced) by the amount necessary to cause such Installment Amount to equal such outstanding amount.

A11. “Outstanding Balance” means, as of any date of determination, the original principal balance of this Note, plus any accrued but unpaid interest, Late Fees, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation late charges) incurred under this Note minus any and all payments made by Borrower under this Note whether in cash or through the delivery of Conversion Shares.

Attachment 1 to Secured Convertible Promissory Note, Page 1

A12. “Payment Default” means any Event of Default under Section 4.1(i) or Section 4.1(ii) hereof, which is not cured within the Payment Default Cure Period.

A13. “Trading Day” shall mean any day on which the Common Stock is traded or tradable for any period on the Common Stock’s principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Attachment 1 to Secured Convertible Prmissory Note, Page 2

EXHIBIT A

Tonaquint, Inc.
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

Cord Blood America, Inc.	Date:
Attn: Joseph A. Vicente
1857 Helm Drive
Las Vegas, Nevada 89119

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Cord Blood America, Inc., a Florida corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on December 17, 2014 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion:	____________
B.	Conversion #:	____________
C.	Conversion Eligible Amount:	____________
D.	Shares of Common Stock Beneficially Owned by Lender:	____________
E.	Conversion Amount:	____________
F.	Conversion Price: _______________
G.	Conversion Shares: _______________ (E divided by F)
H.	Remaining Outstanding Balance of Note: ____________*
I.	Remaining Conversion Eligible Amount: ____________

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Settlement Documents (as defined in the Exchange Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Settlement Documents.

Additionally, $_________________ of the Conversion Amount converted hereunder shall be deducted from the Installment Amount(s) relating to the following Installment Date(s): __________________________________________.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:
Broker:________________________                                                Address:________________
DTC# :________________________
Account #:_____________________
Account Name:__________________

Exhibit A to Secured Convertible Promissory Note, Page 1

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:
_____________________________________
_____________________________________
_____________________________________

Sincerely,

Lender:

Tonaquint, Inc.

By:_____________________________________
John M. Fife, President

Exhibit A to Secured Convertible Promissory Note, Page 2